As filed with the Securities and Exchange Commission on October 21, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

SAIFUN SEMICONDUCTORS LTD.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Saifun Semiconductors Ltd. ELROD Building 45 Hamelacha Street Sappir Industrial Park Netanya Israel (Address of Principal Executive Offices)	42504 (Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-129167
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Ordinary Shares, Nominal Value NIS 0.01 Per Share

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the ordinary shares of Saifun Semiconductors Ltd. (the “Registrant”) is set forth under the heading “Description of Share Capital” in the prospectus forming part of Registrant’s Registration Statement on Form F-1 (File No. 333-129167), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission, which information is incorporated by reference herein. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Description

1.	Memorandum of Association of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Certificate of Name Change of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Articles of Association of the Registrant, incorporated by reference to Exhibit 3.4 of the Registration Statement.

4.	Specimen share certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement.

5.	Registration Rights Agreement, incorporated by reference to Exhibit 10.2 of the Registration Statement.

6.	Amendment to Registration Rights Agreement and Shareholder Rights Agreement, incorporated by reference to Exhibit 10.19 of the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAIFUN SEMICONDUCTORS LTD.
Date: October 21, 2005	By:	/s/ Igal Shany
		Name:	Igal Shany
		Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

1.	Memorandum of Association of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Certificate of Name Change of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Articles of Association of the Registrant, incorporated by reference to Exhibit 3.4 of the Registration Statement.

4.	Specimen share certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement.

5.	Registration Rights Agreement, incorporated by reference to Exhibit 10.2 of the Registration Statement.

6.	Amendment to Registration Rights Agreement and Shareholder Rights Agreement, incorporated by reference to Exhibit 10.19 of the Registration Statement.